Exhibit 10.2

Conformed Copy

Semiconductor Patent License Agreement

Between

Rambus Inc.

and

Samsung Electronics Co., Ltd.

SEMICONDUCTOR PATENT LICENSE AGREEMENT

This SEMICONDUCTOR PATENT LICENSE AGREEMENT (“Agreement”) is made and entered into on this 19th day of January, 2010 (“Effective Date”) by and between Rambus Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A., having its principal place of business at 4440 El Camino Real, Los Altos, California 94022, U.S.A., (hereinafter “Rambus”) and Samsung Electronics Co., Ltd., a Korean corporation having its principal place of business at San # 16, Banwol-Dong, Hwasung-City, Gyeonggi-Do, Korea, 445-701 (hereinafter “Samsung”).

WHEREAS, the parties are currently parties to a number of disputes relating to the Samsung products and the Rambus patents, including but not limited to disputes as to whether claims of Rambus patents are infringed by Samsung products and the Antitrust Litigation, and recognize that, without this Agreement, given the diversity of claims of the Rambus patents, and the breadth of technologies utilized by the Samsung products, Rambus could, after the Effective Date, assert that other claims of Rambus patents are infringed by Samsung products;

WHEREAS, the parties recognize that litigation of such is inherently uncertain, and is subject to certain risks and to various possible outcomes, some of which would b e more favorable to Rambus, and some of which would be more favorable to Samsung;

WHEREAS, concurrent with the execution and delivery of this Agreement, the parties have entered into a Settlement Agreement (the “Settlement Agreement”) to eliminate the risks associated with such litigation and to enter into a comprehensive resolution to compromise, settle and release certain existing disputes between them, and to compromise, resolve and avoid other disputes that may arise after the Effective Date with respect to the Samsung products and the Rambus patents;

WHEREAS, as part of such comprehensive resolution, the parties have agreed to enter into this Agreement; and

WHEREAS, because this Agreement is part of such comprehensive resolution, the parties acknowledge that it is therefore essential that their respective obligations under this Agreement be certain and not subject to collateral attack, or otherwise subject to change or modification except on the terms expressly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.           DEFINITIONS

1.1	“Acquired Business” means a Third Party, the portion of a Third Party, and/or any portion of the assets or business of a Third Party that Samsung or its Subsidiaries acquire in an Acquisition.

1.2
“Acquisition” means, as to a party, a transaction or a series of related transactions in which such party acquires, through merger (including reverse triangular merger), acquisition of stock, acquisition of assets or otherwise, a Third Party and/or any portion of the assets or business of a Third Party.

1.3	“Acquisition Date” means the effective date of any Acquisition completed by Samsung or any of its Subsidiaries as described under Section 3.3.

1.4	Antitrust Litigation means the matter entitled Rambus Inc. v. Micron Technology Inc. et al., No. 04-431105 (Supr. Ct. Cal., San Fran. Filed May 5, 2004).

1.5
“Change of Control” means a transaction or a series of related transactions in which (i) one or more Third Parties who did not previously Control a party obtain Control of such party, or (ii) the subject party merges with or transfers substantially all of its assets to a Third Party where the shareholders of the assigning party, immediately before the transaction or series of related transactions, own less than a fifty percent (50%) interest in the acquiring or surviving entity immediately after the transaction or series of related transactions.

1.6
“Combination Product” means either (a) a Component containing two (2) or more Integrated Circuits at least one of which is a Licensed Product and where all other Integrated Circuits contained in such Component are each either a Licensed Product or a Permitted Third Party Product, or (b) solely that portion of a Component consisting of a combination of two (2) or more Integrated Circuits that are each a Licensed Product (“Eligible Portion”) where such Component also contains an Integrated Circuit that is neither a Licensed Product nor a Permitted Third Party Product.  For clarity, an Eligible Portion may not contain any Integrated Circuit that is not a Licensed Product.

1.7	“Combination Product License” means the rights and licenses granted under Section 2.1(c).

1.8
“Component” means a product comprised of one or more Integrated Circuits physically connected, stacked, or attached to a unitary substrate or other Integrated Circuit where all other elements of such product are passive elements intended to provide physical support, packaging and/or connectivity with respect to such Integrated Circuits.  Examples of Components would include DIMMs, SIMMs and other modules, and cards, multi-chip packages (MCP), system-on-chip, system-in-package, system-on-insulator, solid state storage devices, and other form factors.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.9
“Control” (including “Controlled” and other forms) of an entity means (a) beneficial ownership (whether directly or indirectly through entities or other means) of more than  fifty percent (50%) of the outstanding voting securities of that entity or (b) in the case of an entity that has no outstanding voting securities, having the power (whether directly or indirectly through entities or other means) presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions. Notwithstanding the foregoing sentence, where Samsung has fifty percent (50%) of such beneficial ownership or power to designate with respect to any other entity, Samsung shall be deemed to “Control” such other entity if such other entity is part of the “Samsung Group of Companies” and such entity is lawfully registered under a corporate name, and lawfully operates and generally and routinely conducts its business under a corporate name, that includes “Samsung,” provided that, such entity agrees in a writing, delivered to both Parties within thirty (30) days of the Effective Date (or if later, within thirty (30) days after formation of such entity), to be bound by all applicable terms and conditions of this Agreement.

1.10
“DDR DRAM” means each double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for DDR DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x4, x8 and/or x16.

1.11
“DDR2 DRAM” means each double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for DDR2 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x4, x8 and/or x16.

1.12
“DDR3 DRAM” means each double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for DDR3 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x4, x8 and/or x16.

1.13	“DRAM” means a dynamic random access memory Integrated Circuit the primary purpose of which is data storage and retrieval.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.14	“DRAM Controller” means any Integrated Circuit having circuitry integrated thereon or contained therein that is capable through an Interface of transmitting and/or receiving data from a DRAM.

1.15	“Effective Date” has the meaning assigned in the first paragraph of this Agreement.

1.16	“Existing Agreement” has the meaning ascribed to such term under Section 3.3(b) below.

1.17	“Expiration Date” means the fifth (5th) anniversary of the Effective Date.

1.18	“Foundry Product” means any product that would constitute a Paid-up Product or Term Product but for the fact that such product does not constitute a Samsung Product.

1.19	“Foundry Product License” means the rights and licenses granted under Section 2.1(d) below.

1.20
“GDDR DRAM” means each graphics double date rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for GDDR DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x16 and x32.

1.21
“GDDR2 DRAM” means each graphics double date rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for GDDR2 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x16 and x32.

1.22
“GDDR3 DRAM” means each graphics double date rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for GDDR3 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x16 and x32.

1.23
“GDDR4 DRAM” means each graphics double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for GDDR4 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x16 and x32.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.24
“GDDR5 DRAM” means each graphics double data rate DRAM that (a) implements those interface features, parameters, and protocols in the same manner in all material respects as the DRAM Sold by Samsung or its Subsidiaries on or before the Effective Date as “GDDR5 DRAM” or implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for GDDR5 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol contained in DRAM Sold by Samsung or its Subsidiaries on or before the Effective Date as “GDDR5 DRAM;” and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; (2) with data bit width other than x16 and x32.

1.25
“Indirect Infringement” means any form of alleged patent infringement where the accused infringer is not directly infringing the subject patent right(s), but is in some manner liable for a Third Party’s direct infringement of the subject patent right(s) by, for example (without limitation), supplying designs, parts or instructions to the Third Party that enable such Third Party to infringe directly the subject patent right(s). Indirect Infringement includes without limitation contributory infringement and inducing infringement.

1.26	“Integrated Circuit” means a single, discrete integrated circuit chip, whether in wafer, cingulated die or packaged die form.

1.27
“Interface” means an electrical, optical, RF, mechanical, or software data path that is capable of transmitting and/or receiving information between two or more (a) Integrated Circuits or (b) portions of an Integrated Circuit, in each case together with the set of protocols defining the electrical, physical, timing and/or functional characteristics, sequences and/or control procedures of such data path.

1.28
“JEDEC” means the JEDEC Solid State Technology Association, originally known as the Joint Electron Device Engineering Council, a non-stock corporation organized and existing under the laws of the Commonwealth of Virginia.

1.29
“Licensed Product” means a Paid-up Product, Term Product, or Combination Product made (including have made), used, Sold, offered for Sale, and/or imported pursuant to the Paid-up Product License, the Term Product License and Combination Product License, respectively.

1.30	“Licensed Foundry Product Portion” means that portion of a Foundry Product made, used, Sold, offered for Sale, and/or imported pursuant to the Foundry Product License.

1.31
“LPDDR DRAM” means each low-power double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for LPDDR DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x8, x16 and/or x32.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.32
“LPDDR2 DRAM” means each low-power double data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for LPDDR2 DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x8, x16 and/or x32.

1.33	“Other DRAM” means any DRAM that does not constitute a Paid-up Product.

1.34
“Paid-up Product” means each Samsung Product that is SDR DRAM, DDR DRAM, DDR2 DRAM, DDR3 DRAM, GDDR DRAM, GDDR2 DRAM, GDDR3 DRAM, GDDR4 DRAM, GDDR5 DRAM, LPDDR DRAM, and LPDDR2 DRAM.  Notwithstanding the foregoing sentence, any product that constitutes a Rambus Leadership Product shall be deemed not to be a Paid-up Product.

1.35	“Paid-up Product License” means the rights and licenses granted pursuant to Section 2.1(a).

1.36
“Patents” means patents and utility models and applications therefor, including, without limitation, all continuations, continuations-in-part and divisionals thereof, in all countries of the world that now or hereafter are (i) owned or controlled by the applicable party hereto and its Subsidiaries and/or (ii) otherwise licensable by the applicable party hereto and its Subsidiaries, in each case of (i) and (ii) where such party and its Subsidiaries have the right to grant the licenses, sublicenses or other rights and covenants of the scope granted herein.

1.37	“Permitted Third Party Product” means any Integrated Circuit that is neither a Samsung Product nor a DRAM, SerDes IC, DRAM Controller, Synchronous Flash Memory or Synchronous Flash Controller.

1.38
“Quarterly Acquisition Adjustment Payment” means each quarterly fixed amount initially payable by Samsung under this Agreement upon Samsung’s or any of its Subsidiaries’ Acquisition of any Acquisition Products as provided for under Section 3.3.

1.39	“Quarterly Base Payment” means twenty-five million United States Dollars (US$25,000,000).

________________
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.40	“Quarterly Buffer” means, for a subject quarter during this Agreement, the following upper limit (“Ceiling”) and lower limit (“Floor”) for such quarter.

	Quarter	Quarter	Quarter	Quarter
	5 – 8	9 – 12	13 – 16	17 – 20
Ceiling	[***]	[***]	[***]	[***]
Floor	[***]	[***]	[***]	[***]

1.41
“Quarterly DRAM Revenue” means the total amount of revenue Samsung and its Subsidiaries received for Sales of DRAM during a subject quarter as reported by iSuppli Corporation (“iSuppli”) in its DRAM Market Tracker (or in such alternate source as may be used as set forth below) for the subject quarter. Upon the earlier of, either iSuppli (or such alternate source) (1) ceasing to report such information on a quarterly basis, or (2) failing to report such information by the end of the quarter two (2) quarters after the subject quarter, the parties shall negotiate in good faith to determine an alternate source for determining the Quarterly DRAM Revenue for the subject quarter, provided that, if the parties fail to reach agreement on such alternate source within thirty (30) days following the second quarter after the subject quarter for which such Quarterly DRAM Revenue report was not available, then either party may, as its sole and exclusive remedy to resolve such dispute, submit such dispute to binding arbitration pursuant to Section 8 and Samsung’s obligation to remit its Quarterly License Payment pursuant to Section 4.1 for the subject quarter shall be tolled until the earlier of either the final resolution of such arbitration determining such alternate source or the parties’ agreement on an alternate source.

1.42	“Quarterly License Payment” has the meaning ascribed to such term in Section 4.1.

1.43	“Quarterly Reference DRAM Revenue” means the sum of the Quarterly DRAM Revenue for 2010 divided by four (4).

1.44	“Quarterly DRAM Revenue Ratio” means the ratio of the Quarterly DRAM Revenue and the Quarterly Reference DRAM Revenue.

1.45
“Rambus Applicable Manufacturing Claims” are defined and determined separately for each specific product. For each such product, a Rambus Applicable Manufacturing Claim means each process or method claim of a Rambus Patent [***] infringed when such product is made (or have made).

1.46	“Rambus Applicable Patent Claims” means Rambus Applicable Manufacturing Claims and Rambus Applicable Product Claims.

1.47
“Rambus Applicable Product Claims” are defined and determined separately for each specific product. For each such product, a Rambus Applicable Product Claim means each claim of a Rambus Patent [***] infringed by the use, Sale, Offer for Sale, or import of such product in the form first made (or have made).

________________
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.48	“Rambus Leadership Product” means any product that implements a Rambus Proprietary Specification.

1.49	“Rambus Patents” means Patents of Rambus and its Subsidiaries.

1.50
“Rambus Product Design” means any human or machine readable representation of the design, such as a circuit layout in a drawing or a register transfer level description (RTL) file, for any product, element or instrumentality, including, but not limited to any Rambus Leadership Product.

1.51	“Rambus Product Design License” means the rights and licenses granted under Section 2.2.

1.52
“Rambus Proprietary Specification” means any Technical Specification that is first designed and developed (as demonstrated by customary means, including, but not limited to, engineering notebooks) by, or on behalf of, Rambus or any of its Subsidiaries, over which Rambus and/or any of its Subsidiaries has exclusive control and that neither Rambus nor any of its Subsidiaries has voluntarily (a) disclosed except under a confidentiality or non-disclosure agreement; or (b) proposed or disclosed to any standards setting organization. In addition to the foregoing sentence, Rambus Proprietary Specification also includes any Technical Specification exclusively acquired by Rambus from a Third Party where such Technical Specification would otherwise meet the definition of a Rambus Proprietary Specification had Rambus, and not the relevant Third Party, been the original developer and owner of such Technical Specification.  Notwithstanding the above, a Technical Specification independently developed by or on behalf of Samsung, or by a Third Party and acquired by Samsung, shall not be deemed to be a Rambus Proprietary Specification, even if it describes similar or identical functions.  A Technical Specification shall not be deemed to be independently developed for purposes of the preceding sentence to the extent such Technical Specification, or any portion thereof, was developed or derived based on information (i) for which Samsung or any of its Subsidiaries, or any other Third Party, is bound by an obligation of confidentiality or non-use to Rambus; (ii) obtained from any other Third Party in violation of its obligation of confidentiality or non-use to Rambus; or (iii) obtained by Samsung, any of its Subsidiaries or any other Third Party based on reverse engineering of any product that implements a Rambus Proprietary Specification.

1.53
“Samsung Applicable Manufacturing Claims” are defined and determined separately for each specific product. For each such product, a Samsung Applicable Manufacturing Claim means each process or method claim of a Samsung Patent [***] infringed when such product is made (or have made).

1.54	“Samsung Applicable Patent Claims” means Samsung Applicable Manufacturing Claims and Samsung Applicable Product Claims.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.55
“Samsung Applicable Product Claims” are defined and determined separately for each specific product. For each such product, a Samsung Applicable Product Claim means each claim of a Samsung Patent [***] infringed by the use, Sale, Offer for Sale, or import of such product in the form first made (or have made).

1.56	“Samsung Patent” means Patents of Samsung and its Subsidiaries.

1.57	“Samsung Product” means, an Integrated Circuit, for which Samsung or any of its Subsidiaries either:

(a)	owns the entire design of such Integrated Circuit with no limitations on how it may use such design; and/or

(b)
has a license from the party or parties that created or otherwise owns the design of such Integrated Circuit, under which license Samsung and/or its Subsidiaries (i) can make (and/or have made) such Integrated Circuit; (ii) is free to Sell such made (or have made) Integrated Circuit without restriction as to whom Samsung and/or its Subsidiaries may Sell such Integrated Circuit and (iii) is not required or bound to discriminate in price or other terms with respect to such Integrated Circuit.

1.58
“SDR DRAM” means each single data rate DRAM that (a) implements the minimum set of features, parameters, and protocols defined or recommended in any final JEDEC-published specification for SDR DRAM; and (b) is solely capable of communicating with any other Integrated Circuit through the protocol defined or recommended in any such JEDEC-published specification and (c) is not Sold or specified as being capable of operating: (1) at a data transfer rate exceeding [***]; or (2) with data bit width other than x4, x8 and/or x16.

1.59
“Second Preceding Quarter” means, with respect to a subject quarter, the quarter that is two (2) quarters earlier than the subject quarter.  For example, the Second Preceding Quarter to the fourth (4th) quarter of this Agreement would be the second (2nd) quarter.

1.60
“Sell” (including “Sale” and “Sold” and other forms) means to sell, lease, or otherwise transfer or dispose of a product, or if the product is transferred and used internally by an entity, then such transfer and use shall also be deemed a Sale.

1.61
“SerDes IC” means any Integrated Circuit having circuitry integrated thereon or contained therein that (a) de-serializes data received by such Integrated Circuit from a different Integrated Circuit and/or (b) serializes data originating on such Integrated Circuit prior to transmitting such data to a different Integrated Circuit. Notwithstanding the foregoing, any Integrated Circuit, the primary purpose of which is data storage and/or retrieval shall be deemed not to be a SerDes IC.

1.62	“Settlement Agreement” has the meaning assigned in the recitals to this Agreement.

________________
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.63	“Subsidiary” means with respect to any identified entity (“Identified Entity”), any entity Controlled by such Identified Entity, but only so long as such Control exists.

1.64
“Synchronous Flash Controller” means any Integrated Circuit having circuitry integrated thereon or contained therein that is capable through an Interface of transmitting and/or receiving data from a Synchronous Flash Memory.

1.65
“Synchronous Flash Memory” means any Integrated Circuit the primary purpose of which is data storage or retrieval that has a synchronous Interface and memory cells that retain data stored in such memory cells even when it ceases to receive electrical power.

1.66
“Technical Specification” means a final specification for an optical, RF, electrical, mechanical, or software component that describes all of the characteristics of such component necessary for such component to operate. As example, the electrical interface (including timing and signaling parameters and characteristics) for a data bus connecting two (2) Integrated Circuits would meet the definition of a Technical Specification provided that such interface specified all of the signals necessary for such data bus to function.

1.67
“Term” means, as the case may be, the (a) term of the Paid-Up License, (b) the term of the Term Product License; (c) term of the Combination Product License, and/or (d) term of the Foundry Product License in each case of (a), (b), (c) and (d) as provided for under Section 6.1.

1.68
“Term Product” means each Samsung Product that is a (a) Other DRAM; (b) DRAM Controller; (c) Synchronous Flash Memory; (d) Synchronous Flash Controller; (e) SerDes IC; and (f) any other Integrated Circuit other than a Paid-up Product. Notwithstanding the foregoing sentence, any product that constitutes a Rambus Leadership Product shall be deemed not to be a Term Product.

1.69	“Term Product License” means the rights and licenses granted under Section 2.1(b).

1.70
“Third Party” means with respect to (i) Rambus or any Subsidiary of Rambus, any entity that is not a Subsidiary of Rambus and (ii) with respect to Samsung or any Subsidiary of Samsung, any entity that is not a Subsidiary of Samsung.

1.71
“Ultimate Parent” means with respect to any identified entity (“Identified Entity”), any entity that Controls such Identified Entity and where such Controlling entity is not under the Control of any other entity.

2.	Grant of Rights

2.1	License to Samsung.

(a)           Paid-up Product License.  Subject to the terms and conditions of this Agreement, Rambus, on behalf of itself and its Subsidiaries, hereby grants to Samsung and its

________________
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Subsidiaries, for each product that falls within the definition of a Paid-up Product:  a non-exclusive, non-transferable, royalty-bearing, worldwide license, without the right to sublicense, solely under the associated Rambus Applicable Patent Claims for such Paid-up Product, to make (including have made), use, Sell, offer for Sale, and/or import such Paid-up Product until the expiration or termination of this license pursuant to Section 6.1(a).

(b)           Term Product License.  Subject to the terms and conditions of this Agreement, Rambus, on behalf of itself and its Subsidiaries, hereby grants to Samsung and its Subsidiaries, for each product that falls within the definition of a Term Product:  a non-exclusive, non-transferable, royalty-bearing, worldwide license, without the right to sublicense, solely under the associated Rambus Applicable Patent Claims for such Term Product, to make (including have made), use, Sell, offer for Sale, and/or import such Term Product until the expiration or termination of this license pursuant to Section 6.1(b).

(c)           Combination Product License.  Subject to the terms and conditions of this Agreement, Rambus, on behalf of itself and its Subsidiaries, hereby grants to Samsung and its Subsidiaries, for each product that falls within the definition of a Combination Product:  a non-exclusive, non-transferable, royalty-bearing, worldwide license, without the right to sublicense, solely under the associated Rambus Applicable Patent Claims for such Combination Product, to make (including have made), use, Sell, offer for Sale, and/or import such Combination Product until the expiration or termination of this license pursuant to Section 6.1(c).  For clarity, the grant of the license to Combination Products pursuant to this Section 2.1(c) does not supersede or otherwise limit the licenses granted to each Term Product and Paid-up Product under Section 2.1(a) and Section 2.1(b), respectively, that may be contained in any such Combination Product.

(d)           Foundry Product License.  Except as expressly set forth in Sections 2.1(d)(i) and 2.1(d)(ii) below, all Foundry Products are expressly excluded from the licenses granted under Sections 2.1(a), 2.1(b) and 2.1(c) of this Agreement.

(i)
Manufacturing.  Rambus, on behalf of itself and its Subsidiaries, hereby grants to Samsung and its Subsidiaries, for any product that constitutes a Foundry Product: a non-exclusive, non-transferable, worldwide license, without the right to sublicense, under the associated Rambus Applicable Manufacturing Claims for such Foundry Product, to make (but not have made), use, Sell, and offer for Sale any such Foundry Product until the expiration or termination of this license pursuant to Section 6.1(d). For the avoidance of doubt, except as expressly set forth in Section 2.1(d)(ii), no license is granted under any Rambus Applicable Product Claims for any Foundry Products.

(ii)
Samsung Supplied Technology.  For any portion of a Foundry Product supplied by Samsung and/or its Subsidiaries (“Samsung Supplied Portion”) for which Samsung or any of its Subsidiaries either (1) owns the entire design of such Samsung Supplied Portion with no limitations on how it may use such design; and/or (2) has a license from the Third Party (or Third Parties) that created or otherwise owns the design of such  Samsung Supplied Portion, under which license Samsung and/or its Subsidiaries (i) can make (and/or have made) such  Samsung Supplied Portion; (ii) is free to Sell such made Samsung Supplied Portion without restriction as to whom Samsung and/or its Subsidiaries may Sell such Samsung Supplied Portion and (iii) is not required or bound to discriminate in price or other terms with respect to such Samsung Supplied Portion, Rambus, on behalf of itself and its Subsidiaries, hereby grants to Samsung and its Subsidiaries, a non-exclusive, non-transferable, worldwide license, without the right to sublicense, under the associated Rambus Applicable Product Claims for such  Samsung Supplied Portion, to use, Sell, offer for Sale, or import any such Samsung Supplied Portion as part of any such Foundry Product until the expiration of termination of this license pursuant to Section 6.1(d).

________________
[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.2
Rambus Product Design License.  Subject to the terms and conditions of this Agreement, Samsung, on behalf of itself and its Subsidiaries, hereby grants to Rambus and its Subsidiaries, for each product that falls within the definition of Rambus Product Design:  a non-exclusive, non-transferable, worldwide license, without the right to sublicense, solely under the associated Samsung Applicable Patent Claims for such Rambus Product Design, to make (including have made), use, Sell, offer for Sale, and/or import such Rambus Product Design until the expiration or termination of this license pursuant to Section 6.1(e).  For the avoidance of doubt, this license does not in any way, expressly or impliedly, extend, nor is it intended to extend, to any devices or products made essentially based on or incorporating such Rambus Product Design or in combination of such Rambus Product Design.

2.3
Obligations When Transferring Patents.  Each party agrees that it shall take all actions necessary to ensure that any Third Party to whom any Patents are transferred, assigned or exclusively licensed or any right to enforce is granted (including any successor in interest thereto) is bound in writing to all covenants, licenses and other rights granted hereunder with respect such transferred, assigned or exclusively licensed Patents, provided further that if Rambus or any of its Subsidiaries transfers to any Third Party ownership of, or otherwise grants any Third Party the right to enforce, any claim of any Rambus Patent that is subject to the Covenant to Sue Last provided for under Section 2.4 below, such claim shall, upon such transfer of ownership or grant of right to enforce, automatically and immediately be deemed to be included in the rights and licenses granted hereunder with respect to Licensed Products and Licensed Foundry Product Portions notwithstanding the fact that such claim does not constitute a Rambus Applicable Patent Claim.

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2.4	Covenant [***]. For so long as a product constitutes a Licensed Product or Licensed Foundry Product Portion hereunder, Rambus, on behalf of itself and its Subsidiaries, covenants that [***].

2.5
Full Force and Effect.  The parties expressly acknowledge and agree that nothing in this Agreement shall in any way limit or alter the effect of the first sale or patent exhaustion doctrines under U.S. law, and any equivalent or similar doctrines under the law of any jurisdiction with respect to Rambus Applicable Patent Claims with respect to any Licensed Product or Licensed Foundry Product Portion based on the Sale of such Licensed Product or Licensed Foundry Product Portion.

2.6	No Release, No Implied or Other Rights and Licenses.

(a)
The rights and licenses granted and covenants made herein apply solely to those products and activities expressly licensed during the Term.  Nothing in this Agreement shall be deemed to, and shall not be construed to, constitute any release, forbearance, forfeiture or other waiver of any rights of either party or their respective Subsidiaries to enforce any of their respective intellectual property rights with respect to any activities undertaken by either party, their respective Subsidiaries and/or any other Third Party to the extent not expressly granted or made hereunder. Nothing in this Agreement is intended to limit or alter any rights under applicable law relating to patent exhaustion.

(b)
Except as expressly provided for under this Agreement, no authorization, release, license, covenant or other right is granted or made, by implication, estoppel, acquiescence or otherwise under this Agreement, to either party, their respective Subsidiaries and/or any other Third Party under any patents, utility models, patent or utility model claims, or other intellectual property rights now or hereafter owned or controlled by either party or their respective Subsidiaries.  Nothing in this Agreement is intended to limit or alter any rights under applicable law relating to patent exhaustion.

(c)
Except as expressly provided for under this Agreement, none of the terms of this Agreement shall be deemed to, and shall not be construed to, constitute, whether by implication, estoppel, acquiescence or otherwise, (i) an authorization by either party, their respective Subsidiaries and/or any other Third Party to Sell, offer for Sale and/or import any product (1) in or for combination with any other element (including, but not limited to any function or feature), product or instrumentality; or (2) unconditionally for use in or for combination with any other element (including, but not limited to any function or feature), product or instrumentality; or (ii) a waiver by either party or their respective Subsidiaries of any liability for infringement based on either party’s, their respective Subsidiaries and/or any other Third Party’s use, Sale, offer for Sale and/or import of any product in combination with any other element (including, but not limited to any function or feature), product or instrumentality.  Nothing in this Agreement is intended to limit or alter any rights under applicable law relating to patent exhaustion.

3.	Subsidiaries, Former Subsidiaries and Acquisitions

3.1	Subsidiaries. The parties intend that this Agreement shall extend to all of each party’s Subsidiaries. The parties agree that to the extent they are not already bound, each party

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shall ensure that all of its Subsidiaries (including without limitation all entities that become Subsidiaries after the Effective Date (“New Subsidiaries”)) are bound by the terms of this Agreement. Without limiting the foregoing:

(a)	each party shall ensure that each New Subsidiary’s patents, utility models and applications therefor are included within the definition of the applicable party’s Patents; and

(b)	each party shall ensure that each New Subsidiary is bound as applicable, by Section 2.3 and 2.4.

3.2
Former Subsidiaries. All rights and licenses granted and covenants made to any Subsidiary of either party shall immediately and automatically terminate upon a party ceasing to Control such entity (“Former Subsidiary”).  However, if a Subsidiary of a party that holds any patent or utility model or applications therefor that are subject to the rights and licenses granted or covenants made hereunder becomes a Former Subsidiary, such rights and licenses granted or covenants made by such Former Subsidiary (including every successor entity in interest to any such patents or utility models and applications therefor) shall continue in accordance with the terms of this Agreement after such entity becomes a Former Subsidiary.

3.3	Acquisitions.

(a)
Acquired Business [***].  If Samsung or any of its Subsidiaries completes an Acquisition where [***] then Samsung shall pay Rambus a fixed quarterly payment (in addition to Samsung’s Quarterly License Payments or any other Quarterly Acquisition Adjustment Payment owed pursuant to Section 3.3(b) in connection with such Acquisition or any other Acquisition), based on such Acquisition, starting, on a prorated basis, with the first calendar quarter during which the Acquisition Date occurred, [***].  If iSuppli data as required for the calculations in this Section 3.3(a) is not available for an Acquired Business or for Samsung, or the most recent version of such data covers a period ending more than twelve (12) months before the Acquisition Date, the parties shall initially meet within thirty (30) days following the associated Acquisition Date and negotiate in good faith an alternate source for the information that was to be provided by iSuppli. If the parties cannot reach agreement on such alternate source within thirty (30) days following the date required for such initial meeting, either party may, as its sole and exclusive remedy to resolve such dispute, submit such dispute to binding arbitration pursuant to the terms of Section 3.3(d).  For the avoidance of doubt, any Acquired Business that has revenue attributable from the Sale of Acquisition Products of [***] or less (as reported by iSuppli for the most recent twelve (12) months preceding the Acquisition Date for which iSuppli has reported such Sales) shall be licensed without additional payments of any kind.

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(b)
Acquired Business [***].  If Samsung or any of its Subsidiaries completes an Acquisition where [***], Samsung shall pay Rambus a fixed quarterly payment (in addition to Samsung’s Quarterly License Payments or any other Quarterly Acquisition Adjustment Payment owed pursuant to Section 3.3(a) in connection with such Acquisition or any other Acquisition), based on such Acquisition, starting, on a pro-rated basis with the first calendar quarter during which the Acquisition Date occurred. [***] If the Existing Agreement required payments for less than four (4) quarters prior to the Acquisition Date, the parties shall initially meet within thirty (30) days following the associated Acquisition Date and negotiate in good faith an alternate method to determine the average quarterly payments from the Existing Agreement. If the parties cannot reach agreement on such alternate method within thirty (30) days following the date required for such initial meeting, then either party may, as its sole and exclusive remedy to resolve such dispute, submit such dispute to binding arbitration pursuant to the terms of Section 3.3(d).

(c)	Attributable Revenue. For purposes of the calculations in this Section 3.3, [***].

(d)
Dispute Resolution.  If the parties fail to resolve any dispute identified in this Section 3.3 as subject to binding arbitration, then either party may, as its sole and exclusive remedy, submit such dispute to binding arbitration pursuant to Section 8 and Samsung’s obligation to remit its Quarterly Acquisition Adjustment Payment based on such disputed Acquisition pursuant to Section 5.1(a)(ii) shall be tolled until the earlier of either the final resolution of such arbitration or the parties’ resolution of such dispute, and in either case within thirty (30) days after such resolution Samsung will make all payments necessary to satisfy its payment obligations under this Section 3.3 from the date such obligations accrued.

3.4
No Release.  The releases granted and covenants made under Article IV of the Settlement Agreement shall not apply to any Acquired Business.  None of the rights and licenses granted and covenants made under Section 2 shall apply to any activity of any Acquired Business unless and until such Acquired Business becomes licensed hereunder in accordance with this Section 3, and in any case, none of the rights and licenses granted and covenants made under Section 2 shall apply to nor in any way reduce any liability associated with any activity of any Acquired Business that took place prior to the applicable Acquisition Date, provided that nothing in this Section 3.4 shall have the effect of negating or nullifying any release or license granted in any Existing Agreement. Notwithstanding anything to the contrary contained in Section 3.3, for any Acquisition for which Samsung wishes to acquire a release of liability for the Acquired Business for infringement of Rambus’ patents and/or utility models that took place prior to the applicable Acquisition Date, the parties will negotiate such release in good faith and may consider the calculations set forth in Section 3.3(a) and/or the total past liability for infringing Rambus’ patents and/or utility models incurred by such Acquired Business.

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4.	CONSIDERATION

4.1	Quarterly License Payment. Beginning with the first calendar quarter of 2010, Samsung will pay Rambus the following quarterly payments (each a “Quarterly License Payment”):

(a)	First 6 Quarterly License Payments. Each of the first six (6) Quarterly License Payments due hereunder will be in the amount of the Quarterly Base Payment.

(b)	Quarterly License Payment for all remaining Quarters. The amount of each Quarterly License Payment for quarters seven (7) through twenty (20) will be calculated as follows.

(i)	If the Quarterly DRAM Revenue Ratio for the Second Preceding Quarter is [***], then the Quarterly License Payment for the subject quarter will be equal to the Quarterly Base Payment.

(ii)
If the Quarterly DRAM Revenue Ratio for the Second Preceding Quarter is [***], then the Quarterly License Payment for the subject quarter shall be equal to an amount based on the following calculation.

[***]

(iii)
If the Quarterly DRAM Revenue Ratio for the Second Preceding Quarter is [***], then the Quarterly License Payment for the subject quarter shall be equal to an amount based on the following calculation.

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(iv)
Minimum and Maximum Quarterly License Payments.  Notwithstanding any adjustment to the Quarterly Base Payment made pursuant to the terms of this Section 4.1(b), in no event shall any Quarterly License Payment (i) be less than ten (10) million United States Dollars (US$10,000,000) or (ii) be greater than forty (40) million United States Dollars (US$40,000,000).

(c)
Final Adjustment.  If, in Quarter twenty-one (21) of this Agreement, the Quarterly DRAM Revenue Ratio for the Second Preceding Quarter is [***], then Samsung shall pay Rambus a final, adjustment payment (“Final Adjustment Payment”) based on the following calculation, provided that, in no event shall the Final Adjustment Payment exceed [***].

[***]

4.2
Quarterly Acquisition Adjustment Payment. To the extent required pursuant to Section 3.3, Samsung shall pay Rambus a Quarterly Acquisition Adjustment Payment for each Acquisition occurring during the Term of this Agreement.

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5.	PAYMENTS

5.1	Payments.

(a)	Timing of Payments.

(i)
Quarterly License Payments and Final Adjustment Payment.  Samsung shall pay Rambus each Quarterly License Payment and the Final Adjustment Payment (if any) within ten (10) United States business days of its receipt (as determined for notices under Section 9.2) of Rambus’ invoice therefor.  Rambus shall invoice Samsung for each of the twenty (20) Quarterly License Payments and the Final Adjustment Payment (if any) no earlier than thirty (30) days after the first day of the quarter to which each such Quarterly License Payment or the Final Adjustment Payment (if any) relates.

(ii)
Quarterly Acquisition Adjustment Payments.  Samsung shall pay Rambus each Quarterly Acquisition Adjustment Payment within ten (10) United States business days of its receipt (as determined for notices under Section 9.2) of Rambus’ invoice therefor.  Rambus shall invoice Samsung for each Quarterly Acquisition Adjustment Payment no earlier than the end of the quarter to which such Quarterly Acquisition Adjustment Payment relates.

(b)
Method of Payment.  Samsung’s payments to Rambus of all amounts hereunder shall be made by electronic transfer either directly to or via the Federal Reserve Bank of San Francisco for credit to the following account or another designated in writing by Rambus:

Rambus Inc.
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5.2
Currency and Late Payments. All payments to Rambus hereunder shall be in United States Dollars. Late payments hereunder shall be subject to interest at the 1-year U.S. Government Treasury Constant Maturity Rate, as published by the Federal Reserve (www.federalreserve.gov) on the date the amount payable was due, plus five percent (5%) (or the maximum interest rate allowed by applicable law, if lower).The amount of interest shall be calculated from the payment due date to the date of electronic transfer.

5.3
Taxes.  If the Korean government imposes any withholding tax on any amounts paid by Samsung to Rambus hereunder, such tax shall be borne by Rambus.  Samsung agrees, at its reasonable discretion, to assist Rambus in its efforts to minimize Rambus’ tax liability.  Samsung shall withhold the amount of any such taxes levied on such payments to Rambus imposed by the Korean government, shall promptly effect payment of the taxes so withheld to the Korean tax office, and Samsung shall send to Rambus the official certificate of such payment in a form reasonably sufficient to enable Rambus to support a claim for a foreign tax credit with respect to any such taxes so withheld.

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5.4
No Escrow.  Payment of amounts due under this Agreement to any person, firm or entity, other than Rambus, including without limitation, any escrow fund or escrow agent, unless agreed by Rambus or ordered by any court or government agency of competent jurisdiction or arbitration panel, shall constitute a material breach of this Agreement. Any payment once made by Samsung to Rambus shall not be refunded or refundable to Samsung for any reason except as may be required pursuant to Section 8.  Notwithstanding the foregoing, in case of clerical error with respect to any payment made hereunder, the parties agree to remedy any such error through proper payment adjustments.

6.	Term & Termination

6.1	Term.

(a)	Paid-up Product License. The Paid-up Product License shall commence on the Effective Date and shall continue in full force and effect unless and until terminated in accordance with this Section 6.

(b)
Term Product License. The Term Product License shall commence on the Effective Date and shall continue in full force and effect until the Expiration Date unless earlier terminated in accordance with this Section 6.

(c)
Combination Product License.  The Combination Product License shall commence on the Effective Date and shall continue in full force and effect until the Expiration Date unless earlier terminated in accordance with this Section 6.  Notwithstanding the foregoing, the Combination Product License shall continue in full force and effect solely for combinations consisting solely of two (2) or more Paid-up Products for so long as the Paid-up Product License remains in full force and effect.

(d)
Foundry Product License.  The Foundry Product License shall commence on the Effective Date and shall continue in full force and effect until the Expiration Date unless earlier terminated in accordance with this Section 6.

(e)
Rambus Product Design License.  The Rambus Product Design License shall commence on the Effective Date and shall continue in full force and effect until the Expiration Date unless earlier terminated in accordance with this Section 6.

6.2
Material Breach. A party may terminate this Agreement upon notice if the other party hereto (or any of its Subsidiaries) commits a material breach of Section 1.41 or Section 3.3(d) with respect to the exclusive resolution though arbitration of disputes regarding alternate sources and/or methods pursuant to Section 8 as provided for in such sections

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and does not correct such breach within thirty (30) days after receiving written notice complaining thereof.  In addition, Rambus may terminate this Agreement upon notice if Samsung materially breaches its payment obligations under this Agreement and does not correct such breach within thirty (30) days after receiving written notice complaining thereof.   Failure of Samsung to remit any payment due and payable in accordance with the terms of this Agreement shall constitute a material breach of this Agreement.  For the avoidance of doubt, any payments tolled in accordance with the terms of this Agreement shall not be due and payable during such tolling period.

6.3
Bankruptcy. Either party may terminate this Agreement effective upon written notice to the other party if the other party becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, or composition for the benefit of creditors, if that petition or proceeding is not dismissed within sixty (60) days after filing.

6.4
Change of Control.  In addition to the rights set forth in Sections 6.2 and 6.3 above, if prior to the Expiration Date, Samsung undergoes a Change of Control, Rambus may terminate this Agreement effective upon written notice thereof to Samsung or the relevant successor in interest.  Notwithstanding the foregoing, if Rambus receives written notice of such Change of Control from Samsung (or its successor in interest) no later than ten (10) business days after such Change of Control, Rambus agrees to negotiate in good faith with such successor in interest, for a period of one hundred and eighty (180) days after receipt of such notice, the application of this Agreement to such successors’ business activities prior to terminating this Agreement based on such Change of Control. Rambus’ failure to terminate this Agreement after a given Change of Control by Samsung (or any successor in interest) shall not in any way limit Rambus’ right to exercise these rights for any subsequent Change of Control.  Termination of this Agreement based on a Change of Control shall be deemed to be effective immediately prior to the effective date of such Change of Control.

6.5
Survival. All payment obligations accruing prior to any termination of this Agreement shall survive any such termination. In addition, the following Sections shall survive and remain in full force and effect after any termination of this Agreement:  Section 1 (Definitions), Section 2.3 (Obligations When Transferring Patents), Section 2.5 (Full Force and Effect), 2.6 (No Release, No Implied or Other Rights and Licenses), Section 3.1 (Subsidiaries), 3.2 (Former Subsidiaries), 3.3(d) (Dispute Resolution), Section 3.4 (No Release), Section 4 (Consideration) and Section 5 (Payments) (in each case with respect to amounts incurred prior to termination of this Agreement), this Section 6.4 (Survival), Section 7.2 (Confidentiality), Section 8 (Dispute Resolution), and Section 9 (Miscellaneous).

7.	Confidentiality

7.1	Press Release. The parties intend to issue a press release as set forth in the Settlement Agreement.

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7.2
Confidentiality. Each party agrees that only after the announcement referenced in Section 7.1 above, each party shall be entitled to disclose the general nature of this Agreement but that the terms and conditions of this Agreement, to the extent not already disclosed pursuant to Section 7.1 above, shall be treated as Confidential Information and that neither party will disclose such terms or conditions to any Third Party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement:

(a)	as required by any court or other governmental body;

(b)	as otherwise required by law;

(c)
as otherwise may be required by applicable securities and other law and regulation, including to legal and financial advisors in their capacity of advising a party in such matters so long as the disclosing party shall seek confidential treatment of such terms and conditions to the extent reasonably possible;

(d)	to legal counsel, accountants, and other professional advisors of the parties;

(e)	in confidence, to banks, investors and other financing sources and their advisors;

(f)	in connection with the enforcement of this Agreement or rights under this Agreement;

(g)
during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (A) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (B) the disclosing party informs the other party in writing at least ten (10) business days in advance of the disclosure and discusses the nature and contents of the disclosure, in good faith, with the other party; or

(h)	in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

Upon execution of this Agreement, or thereafter, Rambus, in its discretion, shall be entitled to file a copy of this Agreement with the U.S. Securities and Exchange Commission, so long as Rambus seeks confidential treatment of such agreement to the extent reasonably possible.

8.	Dispute Resolution

Any dispute submitted to binding arbitration pursuant to Section 1.41 or Section 3.3 shall take place in Santa Clara County, California before one arbitrator, and shall be administered by Judicial Arbitration and Mediation Services, Inc. pursuant to its Streamlined Arbitration Rules and Procedures, except that each party shall submit to the arbitrator and exchange with each other in advance of the hearing their last, best alternate sources and/or methods, as applicable, and the arbitrator shall be limited to awarding only one or the other of the two alternate sources and/or methods, as applicable, submitted.  Judgment on the award may be entered in any court having jurisdiction.

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9.	Miscellaneous

9.1	Disclaimers. Nothing contained in this Agreement shall be construed as:

(a)	a warranty or representation by either party as to the validity, enforceability, and/or scope of any intellectual property rights;

(b)
imposing upon either party any obligation to institute any suit or action for infringement of any intellectual property right, or to defend any suit or action brought by a Third Party which challenges or concerns the validity, enforceability or scope of any intellectual property rights;

(c)	imposing on either party any obligation to file any application or registration with respect to any intellectual property rights or to secure or maintain in force any intellectual property rights;

(d)	imposing on either party any obligation to furnish any technical information or know-how; or

(e)
imposing or requiring, whether by implication or otherwise, any support, maintenance or any technology deliverable obligations on either party’s or their respective Subsidiaries’ part under this Agreement (and neither party nor any of their respective Subsidiaries are providing any support, maintenance or technology deliverables under this Agreement).

9.2
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class air mail (registered or certified if available), postage prepaid, or otherwise delivered by hand, by messenger or by telecommunication, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been effective when delivered or, if delivery is not accomplished by reason of some fault or refusal of the addressee, when tendered. All notices shall be in English.

9.3	Governing Law & Venue.

(a)
This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

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(b)	This Agreement is executed in the English language and no translation shall have any legal effect.

(c)
Except for disputes subject to Section 8, any legal action, suit or proceeding arising under, or relating to, this Agreement, shall be brought in the United States District Court for the Northern District of California or, if such court shall decline to accept jurisdiction over a particular matter, in the San Francisco Superior Court, and each Party agrees that any such action, suit or proceeding may be brought only in such courts.  Each Party further waives any objection to the laying of jurisdiction and venue for any such suit, action or proceeding in such courts.

9.4
No Assignment. This Agreement is personal to the parties, and the Agreement and/or any right or obligation hereunder is not assignable, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of either party’s or any of their respective Subsidiaries business or assets or otherwise, voluntarily, by operation of law, reverse triangular merger or otherwise, without the prior written consent of the other party, which consent may be withheld at the sole discretion of such other party.  Any such purported or attempted assignment or transfer in violation of the foregoing shall be deemed a breach of this Agreement and shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.  Notwithstanding the foregoing, either party shall be entitled to, and each party hereby agrees to, assign this Agreement to a successor to all or substantially all of a party’s assets in a transaction entered into solely to change a party’s place of incorporation.

9.5
No Rule of Strict Construction. Regardless of which party may have drafted this Agreement or any part thereof, no rule of strict construction shall be applied against either party. For the avoidance of doubt “includes”, “including”, “included”, and other variations of such terms shall be deemed to be followed by the phrase “without limitation”.

9.6
Severability.  If any provision of this Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation shall save such provision, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement shall remain in full force and effect.

9.7
Entire Agreement. This Agreement and the Settlement Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and merges all prior oral or written communications between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

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9.8
Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

9.9	Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.

9.10
Bankruptcy Code.  All rights, licenses, privileges, releases, and immunities granted under this Agreement shall be deemed to be, for the purposes of Section 365(n) of the U.S. Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that each of the parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. The parties further agree that, in the event that any proceeding shall be instituted by or against a party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of that party or that party’s debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for that party or any substantial part of its property or if a party hereto shall take any action to authorize any of the foregoing actions, the other party shall have the right to retain and enforce their respective rights under this Agreement.

9.11	Non-Controlled Entity. Samsung hereby represents and warrants that on the Effective Date it is not a Subsidiary of any entity or person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

RAMBUS INC.                                                                         SAMSUNG ELECTRONICS CO., LTD.

By: /s/ Harold Hughes                                                                         By: /s/ Oh-Hyun Kwon

Name: Harold Hughes                                                                          Name: Oh-Hyun Kwon

Title: CEO                                                                                               Title: President

Date: January 19, 2010                                                                         Date: January 19, 2010

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